For Immediate Release

HOME FEDERAL BANCORP, INC. OF LOUISIANA DECLARES
QUARTERLY CASH DIVIDEND

SHREVEPORT, La — October 14, 2015 — Home Federal Bancorp, Inc. of Louisiana (the "Company") (NASDAQ: HFBL) the holding company for Home Federal Bank announced today that its Board of Directors at their meeting on October 14, 2015, declared a quarterly cash dividend of $.08 per share on the Company's common stock. The dividend is payable on October 26, 2015, to the shareholders of record at the close of business on November 9, 2015.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its five full-service banking offices and one commercial lending office in northwest Louisiana.  Additional information is available at www.hfbla.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Contact:
Home Federal Bancorp, Inc. of Louisiana James R. Barlow, President and Chief Operating Officer (318) 222-1145